UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

UBIQUITY BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 24, 2013, the sole member of the board of directors of Ubiquity Broadcasting Corporation (the “Company”) appointed Nicholas M. Mitsakos to serve as a director of the Company. As a result, the Company’s board of directors is now comprised of two directors.

Nicholas Mitsakos, age 53, has been the Chairman and Chief Executive Officer of Arcadia Holdings, Inc. since 1989. At Arcadia, Mr. Mitsakos managed the investment firm’s operations in the private and public equity markets. Arcadia is a global diversified holding company that owns public securities, majority-owned subsidiaries, and minority interests in various businesses. Arcadia’s capital partners include large international institutions. Through Arcadia Holdings, Mr. Mitsakos has acquired, or invested in, over 40 companies in the U.S., Asia and Europe. He has served as either a director or advisor to each company, working closely with management, the board of directors and other investors. Additionally, Mr. Mitsakos has served on the board of over twenty five companies. From 2002 to present, he has been an advisor and Managing Director to London-based Sardis Capital, a merchant bank, focused on technology and middle market merchant banking. From 1995 to present, Mr. Mitsakos has advised Templeton International on investments in private and public companies based in emerging markets, including China. He now advises Franklin Templeton and Janus on public and private investment throughout Asia. In 1985, Mr. Mitsakos started his career as an investment banker at Goldman Sachs. From 1986 to 1989, he was a member of the corporate finance department at Drexel Burnham Lambert. He holds an MBA from Harvard University (1986) and B.S. degrees in Computer Science and Microbiology from the University of Southern California (Valedictorian, 1981). He taught at UCLA’s Anderson School of Business from 1992 to 1998, and is also on the board to UCLA’s Center for Cerebral Palsy within the UCLA Medical School. He is also on the board to the Rehabilitation Hospital in Honolulu, HI.

Family Relationships

There are no family relationships between Mr. Carmichael and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

The Company has not entered into any employment agreements with any of its directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

UBIQUITY BROADCASTING CORPORATION

Date: April 25, 2013	By:	/s/ Christopher Carmichael
Christopher Carmichael
President and Chief Executive Officer